Exhibit 4.16

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK NUMBER CU Units Incorporated under the laws of the state of DELAWARE CUSIP 14066L 20 4 SEE REVERSE FOR CERTAIN DEFINITIONS SEAL CAPNIA, INC. CORPORATE AUGUST 25, 1999 D EL AWARE This certifies that is the record holder of Units Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Capnia, Inc., a corporation incorporated under the laws of Delaware (the “Corporation”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase half one share of Common Stock for $ per whole share of Common Stock (subject to adjustment). Each Warrant becomes exercisable during the period commencing on , 2014 and ending at 5:00 PM on , 2019, unless the same is extended at the sole option of the Corporation. The Common Stock and Warrants comprising the Units represented by this certificate are transferable separately on the first business day following the expiration of the underwriters’ option to purchase additional shares. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. Witness the facsimile signature of its duly authorized officers. Countersigned and Registered : American Stock transfer & trust company, LL (New York , NY) warrant agent , Transfer Agent & By: Registrar Authori zed signature SECRETARY PRESIDENT Dated:

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT – Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act (State) in common COM PROP – as community property UNIF TRF MIN ACT – Custodian (until age ) (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) units represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said units on the books of the within named Corporation with full power of the substitution in the premises. Dated X X Signature(s) Guaranteed: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. by THE SIGNATURE(S) SHOULD BE GUARANTEED by AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES by A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.